Berry Corporation Announces Acquisition of Macpherson Energy Corporation
Attractively Priced Acquisition of Oil Producing Assets Reflects Disciplined Capital Returns Strategy to Deliver Enhanced Free Cash Flow

Dallas, TX, July 17, 2023 (GLOBE NEWSWIRE) - Berry Corporation (bry) (NASDAQ: BRY) (“Berry” or the “Company”) announced today that it has executed a definitive agreement to acquire Macpherson Energy Corporation, a privately held Kern County, California operator, for $70 million in cash, subject to customary purchase price adjustments. The transaction is structured such that $50 million will be paid at closing and the remainder paid in July 2024.

This is a value creating transaction for Berry and our shareholders that we expect to be fully paid for by mid-year 2024 based on current projections for the pro forma company and $75/barrel Brent pricing. Substantially all of the purchase price will come from reallocating $35 million of Berry’s planned 2023 capital expenditures and the free cash flow expected from the acquired production.(1) The free cash flow generated by the proforma company, after the transaction is fully paid in 2024, is expected to be 15% to 25% greater than Berry standalone, which will enhance returns to Berry’s shareholders.(1) This transaction is consistent with Berry’s shareholder return model, which provides that 20% of annual post-fixed dividend Adjusted Free Cash Flow(2) will be returned to shareholders through variable dividends and the remaining 80% will be used for stock and debt repurchases, as well as bolt-on acquisitions such as this one.

“The acquisition of these high-quality, low decline oil producing properties meets the criteria of our disciplined capital returns strategy – it will be near- and long-term accretive across key financial metrics and increase future free cash flow generation. These assets, which are a natural fit with our existing rural Kern County portfolio, will enable us to optimize our 2023 production plans with greater capital efficiency and enhance future capital allocation flexibility," said Fernando Araujo, Berry’s Chief Executive Officer. “Further, leveraging Berry’s track record of unlocking value from mature assets with existing wellbores in California, we are confident we can achieve significant production upside, even in the current regulatory environment, as well as significant synergies. The addition of these attractively priced assets will strengthen Berry’s operational and financial performance, better position Berry for further consolidation, and support shareholder returns.”(1)

Acquisition Highlights -
•Shallow Decline Conventional Oil – Adds approximately 2,400 boe/d (100% oil) in 2024 valued at $8/boe of 1P reserves.(3)
•Improves Capital Efficiency – Improves capital efficiency by approximately 25% compared to Berry’s historical trends while reducing Berry’s standalone 2023 capital program by re-allocating $35 million to fund the acquisition.
•Increases Free Cash Flow – Attractively priced at 2.7x 2024 estimated Adjusted EBITDA(2) and expected to deliver an estimated uplift to Adjusted Free Cash Flow(1)(2) of 15% to 25% starting in 2024 compared to Berry standalone.
•Upside Potential for Future Development – Line of sight to further enhance future shareholder returns from upside potential through production enhancing opportunities utilizing proven technologies, plus fully permitted steamflood expansion from existing wells, in addition to more than 80 PUD locations. (3)
•Significant Operational Synergies Offer Further Potential Upside – Additional potential upside through economies of scale cost saving opportunities, including savings related to steam and water management, well work, rig services, facilities, and G&A over the long term.
•Maintains Strong Balance Sheet – The acquisition is not expected to materially impact Berry’s year-end leverage profile in 2023 or future versus a standalone scenario. Berry expects to utilize its reserve-based revolving credit agreement to fund the purchase price, which is expected to be repaid by mid-2024 based on current projections,(1) which include a $35 million reduction in Berry’s 2023 planned capital expenditures and the additional free cash flow expected from the acquired production.(1)

This acquisition is expected to close in the third quarter of 2023, subject to customary terms and conditions. Management will update its full year 2023 guidance in connection with the acquisition closing.

Guggenheim Securities, LLC acted as exclusive financial advisor and Vinson & Elkins LLP acted as legal counsel to Berry.

(1)Based on current projections, including $75 per barrel Brent pricing.

(2)Please see “Non-GAAP Financial Measures” later in this press release for more information on these Non-GAAP measures.

(3)Based on third party reserve estimates.

About Berry Corporation (bry)
Berry is a publicly traded (NASDAQ: BRY) western United States independent upstream energy company with a focus on onshore, low geologic risk, long-lived, conventional oil reserves located primarily in the San Joaquin basin of California, as well as the Uinta basin of Utah. We also have well servicing and abandonment capabilities in California. More information can be found at the Company’s website at bry.com.
Forward-Looking Statements
The information in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address plans, activities, events, objectives, goals, strategies, or developments that the Company expects, believes or anticipates will or may occur in the future, such as those regarding the consummation of the merger and the timing thereof; projected accretion to financial and production results; projected synergies related to the merger; anticipated increases to free cash flow and shareholder returns; our capital expenditures and leverage profile; and other guidance are forward-looking statements. The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions. Although we believe that these assumptions were reasonable when made, these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control. Therefore, such forward-looking statements involve significant risks and uncertainties that could materially affect our expected financial position, financial and operating results, liquidity, cash flows (including, but not limited to, Adjusted Free Cash Flow) and business prospects.
Berry cautions you that these forward-looking statements are subject to all of the risks and uncertainties incident to acquisition transactions and the exploration for and development, production, gathering and sale of natural gas, NGLs and oil most of which are difficult to predict and many of which are beyond Berry’s control. These risks include, but are not limited to, commodity price volatility; legislative and regulatory actions that may prevent, delay or otherwise restrict our ability to drill and develop our assets, including with respect to existing and/or new requirements in the regulatory approval and permitting process; legislative and regulatory initiatives in California or our other areas of operation addressing climate change or other environmental concerns; investment in and development of competing or alternative energy sources; drilling, production and other operating risks; effects of competition; uncertainties inherent in estimating natural gas and oil reserves and in projecting future rates of production; our ability to replace our reserves through exploration and development activities or strategic transactions; cash flow and access to capital; the timing and funding of development expenditures; environmental, health and safety risks; effects of hedging arrangements; potential shut-ins of production due to lack of downstream demand or storage capacity; disruptions to, capacity constraints in, or other limitations on the third-party transportation and market takeaway infrastructure (including pipeline systems) that deliver our oil and natural gas and other processing and transportation considerations; the ability to effectively deploy our ESG strategy and risks associated with initiating new projects or business in connection therewith; our ability to successfully execute and close the acquisition and to integrate the Macpherson assets into our operations; we fail to identify risks or liabilities related to Macpherson, its operations or assets; our inability to achieve anticipated synergies; our ability to successfully execute other strategic bolt-on acquisitions; overall domestic and global political and economic conditions; inflation levels, including increased interest rates and volatility in financial markets and banking; changes in tax laws and the other risks described under the heading “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent filings with the SEC.
You can typically identify forward-looking statements by words such as aim, anticipate, achievable, believe, budget, continue, could, effort, estimate, expect, forecast, goal, guidance, intend, likely, may, might, objective, outlook, plan, potential, predict, project, seek, should, target, will or would and other similar words that reflect the prospective nature of events or outcomes.
Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no responsibility to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise except as required by applicable law. Investors are urged to consider carefully the disclosure in our filings with the Securities and Exchange Commission, available from us at via our website or via the Investor Relations contact below, or from the SEC’s website at www.sec.gov.
Non-GAAP Financial Measures
We define Adjusted EBITDA as earnings before interest expense; income taxes; depreciation, depletion, and amortization; derivative gains or losses net of cash received or paid for scheduled derivative settlements; impairments; stock compensation expense; and unusual and infrequent items. Our management believes Adjusted EBITDA provides useful information in assessing our financial condition, results of operations and cash flows and is widely used by the industry and the investment community. The measure also allows our management to more effectively evaluate our operating performance and compare the results between periods without regard to our financing methods or capital structure. We also use Adjusted EBITDA in planning our capital allocation to sustain production levels and to determine our strategic hedging needs aside from the hedging requirements of our 2021 RBL Facility.
We define Adjusted Free Cash Flow, which is a non-GAAP financial measure, as cash flow from operations less regular fixed dividends and maintenance capital. Maintenance capital represents the capital expenditures needed to maintain the same volume of annual oil and gas production and is defined as capital expenditures, excluding, when applicable, E&P capital expenditures that are related to strategic business expansion, such as acquisitions and divestitures of oil and gas properties and any exploration and development activities to increase production beyond the prior year’s annual production volumes and capital expenditures in our Well Servicing and Abandonment and Corporate segments that are related to ancillary sustainability initiatives or other expenditures that are discretionary and unrelated to maintenance of our core business. Management believes Adjusted Free Cash Flow may be useful in an investor analysis of our ability to generate cash from operating activities from our existing oil and gas asset base after maintaining the existing production volumes of that asset base to return capital to stockholders, fund further business expansion through acquisitions or investments in our existing asset base to increase production volumes and pay other non-discretionary expenses.
The Adjusted EBITDA and Adjusted Free Cash Flow projections included in this press release are based on internal financial analyses. Such estimates are based on numerous assumptions and are inherently uncertain and subject to significant business, economic, financial, regulatory, and competitive risks that could cause actual results and amounts to differ materially from such estimates. A reconciliation of estimated Adjusted EBITDA and Adjusted Free Cash Flow to the closest GAAP financial measures, net income (loss) and cash flow from operations, respectively, are not provided because net income (loss) and cash flow from operations expected to be generated are not available without unreasonable effort.

Contact
Contact: Berry Corporation (bry)
Todd Crabtree – Director, Investor Relations
(661) 616-3811
ir@bry.com